Exhibit 10.12

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS THEREFROM AND THE ISSUANCE, TRANSFER OR DISPOSITION OF SUCH SECURITIES IS UNLAWFUL WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE REGULATIONS PROMULGATED PURSUANT THERETO (UNLESS EXEMPT THEREFROM) AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND REGULATIONS. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH REGISTRATION BEING OBTAINED, UNLESS THE ISSUANCE OR SALE IS SO EXEMPT.

PRIVATE BANCORP OF AMERICA, INC.

EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Private Bancorp of America, Inc. (the “Company” or “PBAM”) Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (the “Option Agreement”).

I.	NOTICE OF STOCK OPTION GRANT
	Name:	Richard L. Sowers
	Address:	[***]

The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:	May 11, 2023
Vesting Commencement Date:	See “Vesting Schedule,” below
Exercise Price per Share:	$25.15
Total Number of Shares Granted:	30,000
Total Exercise Price:	$754,500
Type of Option:	[X] Incentive Stock Option
[ ] Nonstatutory Stock Option
Term/Expiration Date:	May 11, 2033

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

Scheduled Vesting

1.

The Option shall vest, if at all, on the date the PBAM 2025 audited financial statements are delivered to the Company, provided Participant continues to be employed by CalPrivate Bank (the “Bank”) on that date (the “Cliff-Vesting Date”). The portion of the Option that shall vest on the Cliff-Vesting Date, if any, shall be calculated as follows:

1.1 The “Annual Earnings Goal” for a year shall mean that the annual PBAM earnings per share on a fully diluted basis for a year (“Earnings”) meet the following goals in 2023, 2024 and 2025, respectively:

(a) For 2023, Earnings (excluding all effects of the settlement of the ANI License Fund loan litigation) increase 5% or more compared to 2022 Earnings;

(b) For 2024, Earnings increase by 5% of the greater of the actual Earnings for 2023 (excluding all effects of the settlement of the ANI License Fund loan litigation) and the 2023 Annual Earnings Goal; and

(c) For 2025, Earnings increase by 5% of the greater of the actual Earnings for 2024 and the 2024 Annual Earnings Goal.

1.2 As to 10,000 shares, the Option shall vest at the Cliff-Vesting Date if (i) the 2023 Annual Earnings Goal is met as of year-end 2023, or (ii) if the 2023 Annual Earnings Goal is not met as of year-end 2023, the 2024 Annual Earnings Goal is met as of year-end 2024.

1.3 As to 10,000 shares, the Option shall vest at the Cliff-Vesting Date if (i) the 2024 Annual Earnings Goal is met as of year-end 2024, or (ii) if the Annual Earnings Goal is not met as of year-end 2024, (x) the 2025 Annual Earnings Goal is met as of year-end 2025 and (y) as to year-end 2023 the 2023 Annual Earnings Goal was met.

1.4 As to 10,000 shares, the Option shall vest at the Cliff-Vesting Date if the 2025 Annual Earnings Goal is met as of year-end 2025.

1.5 For example: If the Earnings in 2023 (excluding all effects of the settlement of the ANI License Fund loan litigation) are 5% or greater than the 2022 Earnings, on the Cliff-Vesting Date, the Option will vest as to the first 10,000 shares under Paragraph 1.2. If Earnings in 2024 grow by an additional 7% over 2023, on the Cliff-Vesting Date, the Option will vest as to the second 10,000 shares under Paragraph 1.3. If Earnings in 2025 grow by an additional 4% in 2025 (the actual Earnings in 2024 were higher than the 2024 Annual Earnings Goal), on the Cliff-Vesting Date, the Option will not vest as to the last 10,000 shares under Paragraph 1.4.

1.6 As another example: If the Earnings in 2023 (excluding all effects of the settlement of the ANI License Fund loan litigation) are only 2% greater than the 2022 Earnings, but as to 2024, Earnings compared to the 2023 Annual Earnings Goal increase by 15%, so that the 2024 Annual Earnings Goal is met, on the Cliff-Vesting Date, the Option will vest as to the first 10,000 shares under Paragraph 1.2(ii). Under Paragraph 1.3, on the Cliff-Vesting Date, the Option would also vest as to the second 10,000 shares. If Earnings in 2025 grow by less than 3% for 2025 compared to 2024, the Annual Earnings Goal would not be met and at the Cliff-Vesting Date, the Option would not vest as to the final 10,000 shares.

1.7 As another example: If the Earnings in 2023 (excluding all effects of thesettlement of the ANI License Fund loan litigation) are 35% greater than the 2022 Earnings the 2023 Annual Earnings Goal is met, and on the Cliff-Vesting Date, the Option will vest as to the first 10,000 shares under Paragraph 1.2(i). However, in 2024, Earnings increase only 1% compared to 2023 (the actual Earnings in 2023 were higher than the 2023 Annual Earnings Goal), so the 2024 Annual Earnings Goal is not met. However, in 2025, Earnings increase 5% compared to the 2024 Annual Earnings Goal (which is higher than the actual 2024 Earnings). In this case, under Paragraphs 1.3(b) and 1.4 on the Cliff-Vesting Date, the Option will vest as to the second and last 10,000 shares.

Accelerated Vesting

In the event that Participant’s employment with the Bank is terminated as the result of a “Change of Control Termination,” as defined in the Employment Agreement between the Bank and Participant dated April 29, 2023, which occurs on or after the consummation of a “Change in Control,” as defined in the Plan, the Option, to the extent not previously vested, shall become fully vested. For the avoidance of doubt, the Committee has determined that the foregoing provision calling for acceleration is within its authority to grant Awards that include provisions that are not inconsistent with the provisions of the Plan, as set forth in Section 4(b)(v) of the Plan. The Committee expressly is not waiving any of its or the Board’s authority under Section 13 of the Plan to make adjustments in outstanding Awards or take other actions with respect to any Corporate Transaction (including with respect to a Change in Control).

Termination Period:

The vested and unexercised portion of this Option shall be exercisable for three (3) months after Participant ceases to be an Employee of a Company Affiliate or Parent, unless Participant ceases to be an Employee due to Participant’s death or Disability, in which case the vested and unexercised portion of this Option shall be exercisable for six (6) months after Participant ceases to be an Employee, or if Participant is terminated for Cause, in which case this Option shall terminate immediately upon termination. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 13(b) of the Plan. For the avoidance of doubt, the term “Cause” shall have the meaning set forth in the Employment Agreement of Participant with the Bank as in effect from time to time, as long as any such agreement is in effect, as contemplated by the first clause of Section 2(f) of the Plan.

II.	AGREEMENT

1.

Grant of Option. The Committee of the Company hereby grants to the Participant named in the Notice of Stock Option Grant in Part I of this Option Agreement (“Participant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Committee, the Company or any Company Affiliate or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2.	Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Committee may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

(c) Non-Exempt Employees. If Participant is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, then notwithstanding anything to the contrary herein, this Option shall not be exercisable until the later of the vesting schedule set forth above and the date that is at least six months following the Date of Grant set forth in the Notice of Stock Option Grant (except in the event of Participant’s death, Disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise of an Option will be exempt from his or her regular rate of pay.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

3.

Participant’s Representations. In the event the Shares have not been registered under the Securities Act, and/or qualified under any applicable states securities laws at the time this Option is exercised, Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B, which may be amended and modified at any time by the Company as it determines to be prudent to comply with the Securities Act and applicable states securities laws.

4.

Lock-Up Period; Right of First Refusal. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 4.

Participant hereby agrees that the Common Stock obtained by Participant in connection with this Option Agreement may be subject to a right of first refusal by the Company, as set forth in the Exercise Notice, at the sole discretion of the Company.

5.

Method of Payment. Payment of the aggregate Exercise Price shall be paid by cash, check, salary deduction authorization, or bank draft or money order payable to the order of Company or with the written consent of the Committee: (i) a full recourse promissory note bearing interest (at no less than the rate that precludes the imputation of income under the Code) and structured to comply with Applicable Laws, (ii) other Shares owned by Participant (and for which Participant has good title free and clear of any liens and encumbrances), provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised; (iii) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (iv) by net exercise; (v) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (vi) any combination of the foregoing methods of payment.

6.

Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

7.	Non-Transferability of Option.

(a) This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

(b) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Committee determines that it is, will, or may no longer be relying upon the exemption from registration of Options under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, Participant shall not pledge, hypothecate, transfer or otherwise dispose of this Option or, prior to exercise, the Shares subject to this Option, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than (i) to persons who are “family members” (as defined in Rule 701(c)(3)) through gifts or domestic relations orders, or (ii) to an executor or guardian of Participant upon the death or disability of Participant; provided, however, the following transfers are also permitted: (A) transfers by the Participant to the Company, and (B) transfers in connection with a Change in Control or other acquisition involving the Company, if following such transaction, the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f), or the Committee, in its sole discretion, determines to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

8.

Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

9.	Tax Obligations.

(a) Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Company Affiliate employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition and provide the Company with a description of the circumstances of such disposition. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c) Code Section 409A. Although the Company does not guarantee to a Participant any particular tax treatment of an Option, Options are intended to comply with, or be exempt from, the requirements of Code Section 409A, to the extent it applies. In no event whatsoever shall the Company or any of its Company Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant pursuant to or as a result of Code Section 409A any damages for failing to qualify for an exemption from, or comply with, Code Section 409A.

10.

Securities Law Compliance. The grant of this Option and the issuance of Shares of Common Stock upon exercise of this Option shall be subject to compliance with all applicable requirements of Federal, state or foreign law with respect to such securities. This Option may not be exercised if the issuance of Shares of Common Stock upon exercise would constitute a violation of any applicable Federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, this Option may not be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of this Option be in effect with respect to the Shares issuable upon exercise of this Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of this Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THIS OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THIS OPTION WHEN DESIRED EVEN THOUGH THIS OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to this Option shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Upon execution of this Option Agreement and upon the exercise of this Option prior to the registration of the Common Stock subject to the Option pursuant to the Securities Act or other applicable securities laws, the Participant acknowledges and makes, and shall be deemed to acknowledge and make, the representations and warranties as described below, and agrees to provide such other representations and warranties and take such actions as otherwise may be requested by the Company for compliance with applicable laws, and the grant of this Option and any issuance of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Participant, that:

(a) the Participant either (i) has a preexisting personal or business relationship with the Company or one of its officers, directors or controlling persons, or (ii) by reason of Participant’s business or financial experience or the business or financial experience of Participant’s professional advisers who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect Participant’s own interests in connection with this Option Agreement or acquisition of Common Stock, as applicable;

(b) the Participant is acquiring the Option or Common Stock, as applicable, for his or her own account, for investment purposes and without any present intention of distributing or reselling said Option or Common Stock, as applicable, except as permitted under the Securities Act and applicable state law;

(c) the Participant is fully aware of the highly speculative nature of the investment in the Option or Common Stock, as applicable, the financial hazards involved in the investment, and the lack of liquidity and restrictions on transferability of the Option or Common Stock, as applicable (e.g., that the Participant may not be able to sell or dispose of the Option or Common Stock, as applicable, or use it as collateral for loans);

(d) the Participant has received and had access to such information as the Participant considers necessary and appropriate for deciding whether to invest in the Option or Common Stock, as applicable, and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance;

(e) the offer and sale of the Option or Common Stock, as applicable, has not been accomplished by the publication of any advertisement; and

(f) the address below Participant’s signature is Participant’s true and correct residence and domicile.

11.

Other State Securities Laws. Notwithstanding the other provisions of this Option Agreement, in the event that you are or become a resident of any state other than the State of California, the Company may, in its reasonable discretion, determine that the registration or qualification of the Shares is necessary or desirable as a condition of or in connection with the exercise of this Option. If the Company makes such a determination, this Option may not be exercised in whole or in part unless and until such registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, in its reasonable discretion. The Company shall use good faith reasonable efforts to obtain or effect such registration or qualification, but is not required to obtain or effect such registration or qualification.

12.	Shareholder Rights. The Participant shall not be entitled to any rights of a shareholder of the Company, including dividends payable with respect to any Common Stock underlying the

Option, until Common Stock is issued to the Participant upon exercise of the Option. Common Stock acquired pursuant to the exercise of the Option is subject to the terms and conditions of the Articles of Incorporation, Bylaws and other governing documents of the Company, as they may be amended from time to time.

13.

Confidential Information. The Participant acknowledges that Participant may be entitled to certain information about the Company pursuant to Section 18(d) of the Plan. All information provided to Participant pursuant to Section 18(d) of the Plan, except for such information generally available to and known by the public other than as a result of any act or omission by Participant, no matter the form, and whether or not disclosed by the Company or at the Company’s direction, is referred to herein as “Confidential Information”. The Participant shall: (a) protect and safeguard the confidentiality of the Confidential Information with at least the same degree of care as the Participant would protect Participant’s own confidential information, but in no event with less than a commercially reasonable degree of care; (b) not use, or otherwise exploit the Confidential Information, or permit it to be used or otherwise exploited, for any purpose other than solely for purposes of evaluating the Option; and (c) not disclose, produce, publish, permit access to, or reveal the Confidential Information, at any time prior to the Company’s intentional public disclosure of that information, to any person or entity, other than to such of Participant’s financial advisors, accountants or attorneys as are strictly necessary to evaluate the Option on a “need to know” basis.

14.

Entire Agreement; Governing Law; Venue. This Option Agreement is subject to all terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Option Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control and this Option Agreement shall be deemed to be modified accordingly. The Plan and this Option Agreement (including exhibits hereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California other than conflict of law provisions to the extent they would require the application of laws of another jurisdiction. The parties irrevocably consent to the exclusive jurisdiction and venue of the U.S. federal courts and state courts located in the County of San Diego in the State of California in any suit or proceeding based on or arising under this Option Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.

15.

Counterparts. This Option Agreement may be executed in one or more counterparts, all of which when fully executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, this Option Agreement may be transmitted by facsimile, electronic mail (including pdf) or other transmission method with the same validity as if it were an ink-signed document and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.

No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE COMPANY AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE COMPANY AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	Private Bancorp of America, Inc.

/s/ Rick Sowers	/s/ Selwyn Isakow
Signature	By

Rick Sowers	Selwyn Isakow
Print Name	Print Name

Chairman
Title

[Redacted]
Residence Address

EXHIBIT A

PRIVATE BANCORP OF AMERICA, INC. EQUITY INCENTIVE PLAN

EXERCISE NOTICE

[______________________]

[______________________]

[______________________]

Attention: Secretary

1. Exercise of Option. Effective as of today,     ,    , the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase shares of the Common Stock (the “Shares”) of Private Bancorp of America, Inc. (the “Company”) under and pursuant to the Private Bancorp of America, Inc. Equity Incentive Plan (the “Plan”) and Participant’s Stock Option Agreement (the “Option Agreement”) as follows:

Date of Grant:

Number of Option Shares Granted:

Exercise Price per Share:	$

Participant hereby elects to exercise the Option to purchase the following number of Shares of Common Stock, all of which are vested, in accordance with the Option Agreement:

Total Shares to be Purchased:

Total Exercise Price (Total Shares X Price per Share)	$

Participant has enclosed payment in full of the total exercise price for the Shares in the following form(s), as authorized by the Option Agreement:

Cash:	$

Check:	$

Promissory Note:		Contact Committee

Other Shares:		Contact Committee

Cashless Exercise:		Contact Committee

Net Exercise:		Contact Committee

Participant authorizes payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. If Participant is exercising a NSO, Participant has enclosed payment in full of Participant’s withholding taxes, if any, as follows:

(Contact Plan Committee for amount of tax due.)

Cash:	$

Check:	$

Participant’s address is:

Participant’s Social Security Number is:

2. Delivery of Payment/Other Documents. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, any and all withholding taxes due in connection with the exercise of the Option, and the Investment Representation Statement in the form attached to the Option Agreement as Exhibit B.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Common Stock subject to an Award, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.

5. Company’s Right of First Refusal. Before any Shares held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 5 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 5, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 5 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Shares during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family shall be exempt from the provisions of this Section 5. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 5, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 5.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

6. Company’s Repurchase Option. Participant agrees that the Company shall have the right to purchase all Shares obtained by Participant pursuant to this Award or any employee compensation agreement, together with any rights, securities or additional shares that have been received pursuant to a stock dividend, stock split, reorganization or other similar transaction issued in respect of such Shares, which are not otherwise or already forfeited and/or transferred back to the Company by the terms of this Agreement, in the event: (a) Participant ceases to be a Service Provider, or (b) at the discretion of the Company, there is a contemplated Change in Control. The price paid for any shares or other securities under this Section 6 shall be the Fair Market Value of the stock or security at the time of repurchase.

7. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

8. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SALE OR OTHER TRANSFER OF THE COMMON STOCK, OR PORTIONS THEREOF, REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE PRIVATE BANCORP OF AMERICA, INC. EQUITY INCENTIVE PLAN (THE “PLAN”), AND IN AN AWARD AGREEMENT. A COPY OF THE PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM PRIVATE BANCORP OF AMERICA, INC.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED BY THE COMPANY TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“ISO”). IN ORDER TO OBTAIN THE PREFERENTIAL TAX TREATMENT AFFORDED TO ISOs, THE SHARES SHOULD NOT BE TRANSFERRED PRIOR TO THE SECOND ANNIVERSARY OF THE DATE OF GRANT. SHOULD THE REGISTERED HOLDER ELECT TO TRANSFER ANY OF THE SHARES PRIOR TO THIS DATE AND FOREGO ISO TAX TREATMENT, THE TRANSFER AGENT FOR THE SHARES SHALL NOTIFY THE COMPANY IMMEDIATELY. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE ISO IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

10. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

11. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

12. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by: PARTICIPANT	Accepted by: Private Bancorp of America, Inc.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:	Rick Sowers
COMPANY	:	Private Bancorp of America, Inc.
SECURITIES	:	COMMON STOCK
AMOUNT	:	30000
DATE	:	7/24/2023

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In connection therewith, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

(e) Participant either (i) has a preexisting personal or business relationship with the Company or one of its officers, directors or controlling persons, or (ii) by reason of Participant’s business or financial experience or the business or financial experience of Participant’s professional advisers who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect Participant’s own interests in connection with the purchase of the above-listed Securities.

(f) Participant is fully aware of the highly speculative nature of the investment in the Securities, the financial hazards involved in the investment, and the lack of liquidity and restrictions on transferability of the Securities.

(g) The offer and sale the above-listed Securities has not been accomplished by the publication of any advertisement.

(h) Participant’s true and correct residence and domicile is [Redacted].

PARTICIPANT

/s/ Rick Sowers
Signature

Rick Sowers
Print Name

7/24/2023
Date